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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (Registration No. 333-14441) of our report dated February 7, 1997 included in GT Interactive Software Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Post-Effective Amendment.


                                          ARTHUR ANDERSEN LLP

New York, New York

April 23, 1997